Exhibit 15 (a)
Consent of independent registered public accounting firm
To the Supervisory Board and Board of Management of Koninklijke Philips Electronics N.V.
We consent to incorporation by reference in the registration statements on Form S-8 (No. 33-65972, No. 33-80027, No. 333-91287, No. 333-70215, No. 333-91289, No. 333-39204, No. 333-75542, No. 333-87852, No. 333-119375, No. 333-125280 and No. 333-104104) and in the registration statements on Form F-3 (No. 333-4582 and 333-90686) of Koninklijke Philips Electronics N.V. of our report dated February 13, 2006, relating to the consolidated balance sheets of Koninklijke Philips Electronics N.V. and subsidiaries as of December 31, 2005 and 2004, and the related consolidated statements of income, changes in stockholders’ equity and cash flows for each of the years in the three-year period ended December 31, 2005, included in the December 31, 2005 annual report on Form 20-F of Koninklijke Philips Electronics N.V.

Amstelveen, The Netherlands

February 13, 2006	/s/ KPMG Accountants N.V. KPMG ACCOUNTANTS N.V.

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